Exhibit 5.1

Simpson Thacher & Bartlett LLP

2475 HANOVER STREET

PALO ALTO, CA 94304

TELEPHONE: +1-650-251-5000

FACSIMILE: +1-650-251-5002

Direct Dial Number	E-mail Address

January 8, 2024

Aeva Technologies, Inc.

555 Ellis Street

Mountain View, CA 94043

Ladies and Gentlemen:

We have acted as counsel to Aeva Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the sale by the selling stockholders named in the prospectus contained in the Registration Statement of up to an aggregate of 51,802,299 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), consisting of: (i) 36,802,299 shares of Common Stock that are issued and outstanding (the “PIPE Shares”) and (ii) 15,000,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of Series A warrants held by the selling stockholders identified in the Registration Statement, each of which is exercisable to purchase one share at an exercise price of $1.00 (the “Series A Warrants”).

Aeva Technologies, Inc.	2	January 8, 2024

We have examined the Registration Statement, the Second Amended and Restated Certificate of Incorporation of the Company incorporated by reference as Exhibit 3.1 of the Registration Statement, the Subscription Agreements dated November 8, 2023, the Standby Equity Purchase Agreement dated November 8, 2023 and the Series A Warrants. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering the opinions set forth below, we have assumed further that, at the time of issuance and delivery of each of the Warrant Shares, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized, (2) the issuance and delivery by the Company of such Warrant Shares will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the Delaware General Corporation Law, assuming there shall not have been any change in such law affecting the validity or enforceability of the Warrant Shares) and (3) the issuance and delivery by the Company of such Warrant Shares (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The PIPE Shares have been validly issued and are fully paid and nonassessable.

Aeva Technologies, Inc.	3	January 8, 2024

2. With respect to Warrant Shares, assuming the due issuance and delivery of the Warrant Shares, upon payment therefor in accordance with the applicable Series A Warrant and otherwise in accordance with the provisions of such Series A Warrant, the Second Amended and Restated Certificate of Incorporation of the Company and the Delaware General Corporation Law, the Warrant Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP